CONSENT TO ACT AS DIRECTOR

TO : The Directors
TJGC GROUP LIMITED
British Virgin Islands

Dear Sir,

I hereby give my consent to act as Director of your Company.

Dated this

Yours faithfully,

TIAN KE

China Passport No : [redacted]
Place of Birth: CHINA
Date of Birth: 21 APRIL 1993
Nationality: CHINESE
Occupation: MERCHANT
Address: ROOM 319 3/F JIECHENG BOUTIQUE APARTMENT HAIKANG MANSION NO 10 ANDE STREET MEILIN SUBDISTRICT FUTIAN DISTRICT SHENZHEN GUANGDONG CHINA